Exhibit 99.1

For further information contact:

Investor Relations:

Brian Turcotte

901.597.3282

Brian.Turcotte@servicemaster.com

Media:

Peter Tosches

901.597.8449

Peter.Tosches@servicemaster.com

ServiceMaster Global Holdings, Inc. Reports

First Quarter 2017 Financial Results

First Quarter 2017

•	Revenue increased 6% to $643 million with 17% growth at AHS
•	Net income of $39 million, or $0.29 per share, versus $39 million, or $0.28 per share, a year ago
•	Adjusted EBITDA(1) increased 6% to $134 million from $127 million a year ago
•	Adjusted net income(2) of $46 million, or $0.34 per share, versus $47 million, or $0.34 per share, a year ago

Full Year 2017

•	Reaffirming Full Year outlook
•	Revenue between $2,885 million and $2,915 million, or growth over prior year between 5% and 6%
•	Adjusted EBITDA between $700 million and $715 million, or growth between 5% and 7% over prior year

MEMPHIS, TENN, — April 27, 2017  —ServiceMaster Global Holdings, Inc.  (NYSE: SERV), a leading provider of essential residential and commercial services, today announced unaudited first-quarter 2017 results. The company reported a year-over-year revenue increase of  6 percent driven primarily by organic growth at American Home Shield (“AHS”) and the impact of acquiring OneGuard Home Warranties (“OneGuard”) in June 2016 and Landmark Home Warranty (“Landmark”) in November 2016.

First-quarter 2017 net income was  $39 million, or $0.29 per share, versus $39 million, or $0.28 per share, in the same period in 2016.

First-quarter 2017 Adjusted EBITDA was  $134 million, a year-over-year increase of $7 million, or 6 percent, primarily driven by an increase in Adjusted EBITDA of $12 million at AHS.

First-quarter 2017  adjusted net income was $46 million, or $0.34 per share, versus $47 million, or $0.34 per share, for the same period in 2016.

Rob Gillette, ServiceMaster’s chief executive officer, noted: “ServiceMaster delivered a good quarter to start 2017. At AHS, organic growth and the contribution from 2016 acquisitions drove strong revenue and Adjusted EBITDA growth again this quarter. At Terminix, our operating performance was in line with our expectation for revenue and Adjusted EBITDA growth as we continue to invest in improving our service delivery and customer service experience. We are confident the operational changes we are making will improve customer retention and result in solid growth in the future.”

Consolidated Performance

	Three Months Ended March 31,
$ millions	2017	2016	B/(W)
Revenue	$643	$608	$35
YoY growth			5.8%
Gross Margin	297	284	13
% of revenue	46.2%	46.7%	(0.5)	pts
SG&A	(186)	(173)	(13)
% of revenue	28.9%	28.5%	(0.4)	pts
Income from Continuing Operations before Income Taxes	62	62	—
% of revenue	9.6%	10.2%	(0.6)	pts
Net Income	39	39	—
% of revenue	6.1%	6.4%	(0.3)	pts
Adjusted Net Income(2)	46	47	(1)
% of revenue	7.2%	7.7%	(0.5)	pts
Adjusted EBITDA(1)	134	127	7
% of revenue	20.8%	20.9%	(0.1)	pts
Net Cash Provided from Operating Activities from Continuing Operations	126	106	20
Free Cash Flow(3)	109	89	20

Segment Performance

Revenue and Adjusted EBITDA for each reportable segment and Corporate were as follows:

	Three Months Ended March 31,
	Revenue		Adjusted EBITDA
$ millions	2017	B/(W) vs. PY	2017	B/(W) vs. PY
Terminix	$365	$1	$81	$(13)
YoY growth / % of revenue		0.3%	22.2%	(3.6)	pts
American Home Shield	227	33	31	12
YoY growth / % of revenue		17.0%	13.7%	3.9	pts
Franchise Services Group	50	1	21	3
YoY growth / % of revenue		2.0%	42.0%	5.3	pts
Corporate(4)	1	—	—	4
Total	$643	$35	$134	$7
YoY growth / % of revenue		5.8%	20.8%	(0.1)	pts

Reconciliations of net income to adjusted net income and Adjusted EBITDA, as well as a reconciliation of net cash provided from operating activities from continuing operations to free cash flow, are set forth below in this press release.

Terminix

Terminix reported comparable revenue in the first-quarter of 2017 compared to the first-quarter of 2016,  primarily driven by an increase in core termite, wildlife exclusion and attic insulation sales, offset, in part, by the expected decline in revenue associated with Alterra Pest Control, LLC (“Alterra”). Adjusted EBITDA decreased 14 percent, or $13 million, versus prior year, primarily reflecting a $5 million increase in production labor costs associated with the company’s effort to improve safety, customer service and retention,  a $4 million increase in damage claims and a  $7 million increase in sales and marketing costs,  offset, in part, by $2 million from the conversion of higher revenue and a $1 million decrease in fuel costs.

American Home Shield

American Home Shield reported a 17 percent year-over-year revenue increase in the first-quarter of 2017 driven by an increase in new unit sales, improved price realization and the impact of the OneGuard and Landmark acquisitions in June and November 2016, respectively. AHS’s organic revenue growth was 8 percent in the first-quarter versus prior year. For the quarter, Adjusted EBITDA increased 63 percent, or  $12 million, versus prior year,  primarily reflecting a $10 million increase from the conversion of higher organic revenue, $3 million associated with the OneGuard and Landmark acquisitions and a $1 million decrease in other costs, offset, in part, by a $2 million increase in contractor claims costs. The increase in contractor claims costs was driven by normal inflationary pressure on the underlying costs of repairs.

Franchise Services Group

The Franchise Services Group reported a 2 percent year-over-year revenue increase in the first-quarter of 2017 primarily driven by higher fee revenue, offset, in part, by the impact of converting company-owned Merry Maids branches to franchises.  Adjusted EBITDA increased 17 percent, or $3 million, versus prior year, primarily reflecting the conversion of higher fee revenue.

Cash Flow

For the three months ended March  31, 2017, net cash provided from operating activities from continuing operations increased to $126 million from  $106 million for the three months ended March 31, 2016.

Net cash used for investing activities from continuing operations was $31 million for the three months ended March 31, 2017 compared to $15 million for the three months ended March 31, 2016.

Net cash used for financing activities from continuing operations was $60 million for the three months ended March 31, 2017 compared to $17 million for the three months ended March 31, 2016. In the three months ended March 31, 2017, we used $51 million to purchase 1.3 million shares of company stock.

Free cash flow(3) was $109 million for the three months ended March 31, 2017 compared to $89 million for the three months ended March 31, 2016.

Other Matters

Fumigation Related Matters

As previously disclosed, on January 20, 2017, the company entered into a plea agreement in connection with the investigation initiated by the United States Department of Justice (DOJ) related to the U.S. Virgin Islands matter. Under the terms of the plea agreement we have agreed to pay fines, community service and government costs totaling up to $10 million. On March 23, 2017, we pled guilty to four misdemeanor charges. A sentencing hearing before the court is scheduled for July 27, 2017. The plea agreement is non-binding on the court. It is possible that the court could use its discretion to impose fines or other terms different than those in the plea agreement. If the plea agreement is approved by the court, it will resolve the federal criminal consequences associated with the DOJ investigation.

Share Repurchase Program

On February 23, 2016, the company’s board of directors authorized a three-year share repurchase program, under which the company may purchase up to $300 million of outstanding shares of common stock. During the first-quarter 2017, the company purchased 1,338,426 shares of common stock at an average price paid per share of $38.04 for a total of $51 million. As of March 31, 2017, we have repurchased $111 million of outstanding shares under this program.

Full-Year 2017 Outlook

The company continues to expect full-year 2017 revenue to range from $2,885 million to $2,915 million, or an increase of between  5 percent and 6 percent compared to 2016. Full-year 2017 Adjusted EBITDA is anticipated to range from $700 million to $715 million, or an increase of 5 percent to 7 percent compared to 2016. Our 2017 outlook excludes the impact of potential acquisitions.

A reconciliation of the forward-looking 2017 Adjusted EBITDA outlook to net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation.

First-Quarter 2017 Earnings Conference Call

The company will discuss its first-quarter 2017 financial and operating results during a conference call at 8 a.m. central time (9 a.m. eastern time) today,  April 27, 2017. To participate on the conference call, interested parties should call 800.926.9871 (or international participants, 212-231-2905). Additionally, the conference call will be available via webcast. A slide presentation highlighting the company’s results will also be available. To participate via webcast and view the slide presentation, visit the company’s investor relations home page. The call will be available for replay until May  27, 2017. To access the replay of this call, please call 800.633.8284 and enter reservation number 21850245 (international participants: 402.977.9140, reservation number 21850245). You may also review the webcast on the company’s investor relations home page.

About ServiceMaster

ServiceMaster Global Holdings, Inc. is a leading provider of essential residential and commercial services, operating through an extensive service network of more than 8,000 company-owned locations and franchise and license agreements. The company’s portfolio of well-recognized brands includes American Home Shield (home warranties), AmeriSpec (home inspections), Furniture Medic (furniture and cabinet repair), Merry Maids (residential cleaning), ServiceMaster Clean (janitorial), ServiceMaster Restore (disaster restoration) and Terminix (termite and pest control). The company is headquartered in Memphis, Tenn. Go to www.servicemaster.com for more information about ServiceMaster or follow the company at twitter.com/ServiceMaster or Facebook.com/ServiceMaster.

Information Regarding Forward-Looking Statements

This press release contains forward-looking statements and cautionary statements,  including 2017 revenue and Adjusted EBITDA outlook and approval of the U.S. Virgin Islands new plea agreement. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control, including, without limitation, the risks and uncertainties discussed in  the “Risk Factors” and “Information Regarding Forward-Looking Statements” sections in the company’s reports filed with the U.S. Securities and Exchange Commission. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this press release.

Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation, lawsuits, enforcement actions and other claims by third parties or governmental authorities; compliance with, or violation of environmental health and safety laws and regulations; 401(k) Plan corrective contribution; the effects of our substantial indebtedness; changes in interest rates, because a significant portion of our indebtedness bears interest at variable rates; weakening general economic conditions; weather conditions and seasonality; the success of our business strategies, and costs associated with restructuring initiatives. The company assumes no obligation to update the information contained herein, which speaks only as of the date hereof.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures. Non-GAAP measures should not be considered as an alternative to GAAP financial measures. Non-GAAP measures may not be calculated or comparable to similarly titled measures of other companies. See non-GAAP reconciliations below in this press release for a reconciliation of these measures to the most directly comparable GAAP financial measures. Adjusted EBITDA, adjusted net income, adjusted earnings per share and free cash flow are not measurements of the company’s financial performance under GAAP and should not be considered as an alternative to net income,  net cash provided by operating activities from continuing operations or any other performance or liquidity measures derived in accordance with GAAP. Management uses these non-GAAP financial measures to facilitate operating performance and liquidity comparisons, as applicable, from period to period. We believe these non-GAAP financial measures are useful for investors, analysts and other interested parties as they facilitate company-to-company operating and liquidity performance comparisons, as applicable, by excluding potential differences caused by variations in capital structures, taxation, the age and book depreciation of facilities and equipment, restructuring initiatives and equity-based, long-term incentive plans.

_________________________________________________

(1) Adjusted EBITDA is defined as net income before: depreciation and amortization expense; fumigation related matters; non-cash stock-based compensation expense; restructuring charges; gain on sale of Merry Maids branches; non-cash impairment of software and other related costs; income from discontinued operations, net of income taxes; provision for income taxes;  and interest expense. The company’s definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

(2) Adjusted net income is defined as net income before: amortization expense; fumigation related matters; restructuring charges; gain on sale of Merry Maids branches; impairment of software and other related costs; income from discontinued operations, net of income taxes; and the tax impact of the aforementioned adjustments. The company’s definition of adjusted net income may not be comparable to similarly titled measures of other companies. Adjusted earnings per share is calculated as adjusted net income divided by the weighted-average diluted common shares outstanding.

(3)Free cash flow is defined as net cash provided from operating activities from continuing operations less property additions.

(4)Corporate includes The ServiceMaster Acceptance Company Limited Partnership (SMAC) and the unallocated expenses of our headquarters function.

SERVICEMASTER GLOBAL HOLDINGS, INC.

Consolidated Statements of Operations and Comprehensive Income

(In millions, except per share data)

	Three Months Ended
	March 31,
	2017	2016
Revenue	$643	$608
Cost of services rendered and products sold	346	324
Selling and administrative expenses	186	173
Amortization expense	7	8
Fumigation related matters	1	3
Impairment of software and other related costs	2	—
Restructuring charges	2	1
Gain on sale of Merry Maids branches	—	(1)
Interest expense	37	38
Interest and net investment income	—	(1)
Income from Continuing Operations before Income Taxes	62	62
Provision for income taxes	24	23
Income from Continuing Operations	38	39
Income from discontinued operations, net of income taxes	1	—
Net Income	$39	$39
Total Comprehensive Income	$40	$40
Weighted-average common shares outstanding - Basic	134.5	135.6
Weighted-average common shares outstanding - Diluted	136.0	137.8
Basic Earnings Per Share:
Income from Continuing Operations	$0.28	$0.29
Income from discontinued operations, net of income taxes	—	—
Net Income	0.29	0.28
Diluted Earnings Per Share:
Income from Continuing Operations	$0.28	$0.28
Income from discontinued operations, net of income taxes	—	—
Net Income	0.29	0.28

SERVICEMASTER GLOBAL HOLDINGS, INC.

Consolidated Statements of Financial Position

(In millions, except share data)

	As of	As of
	March 31,	December 31,
	2017	2016
Assets:
Current Assets:
Cash and cash equivalents	$334	$291
Marketable securities	25	25
Receivables, less allowances of $22 and $22, respectively	498	536
Inventories	45	43
Prepaid expenses and other assets	70	70
Deferred customer acquisition costs	31	34
Total Current Assets	1,003	998
Other Assets:
Property and equipment, net	215	210
Goodwill	2,258	2,247
Intangible assets, primarily trade names, service marks and trademarks, net	1,704	1,708
Restricted cash	89	95
Notes receivable	38	37
Long-term marketable securities	22	19
Other assets	72	71
Total Assets	$5,402	$5,386
Liabilities and Shareholders' Equity:
Current Liabilities:
Accounts payable	$105	$112
Accrued liabilities:
Payroll and related expenses	46	54
Self-insured claims and related expenses	102	111
Accrued interest payable	19	16
Other	78	60
Deferred revenue	645	629
Current portion of long-term debt	139	59
Total Current Liabilities	1,134	1,042
Long-Term Debt	2,694	2,772
Other Long-Term Liabilities:
Deferred taxes	717	719
Other long-term obligations, primarily self-insured claims	173	167
Total Other Long-Term Liabilities	890	886
Commitments and Contingencies
Shareholders' Equity:
Common stock $0.01 par value (authorized 2,000,000,000 shares with 144,854,026 shares issued and 134,206,545 outstanding at March 31, 2017 and 144,339,338 shares issued and 135,030,283 outstanding at December 31, 2016)	2	2
Additional paid-in capital	2,284	2,274
Accumulated deficit	(1,366)	(1,405)
Accumulated other comprehensive loss	(1)	(3)
Less common stock held in treasury, at cost (10,647,481 shares at March 31, 2017 and 9,309,055 shares at December 31, 2016)	(233)	(182)
Total Shareholders' Equity	685	686
Total Liabilities and Shareholders' Equity	$5,402	$5,386

SERVICEMASTER GLOBAL HOLDINGS, INC.

Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	March 31,
	2017	2016
Cash and Cash Equivalents and Restricted Cash at Beginning of Period	$386	$296
Cash Flows from Operating Activities from Continuing Operations:
Net Income	39	39
Adjustments to reconcile net income to net cash provided from operating activities:
Income from discontinued operations, net of income taxes	(1)	—
Depreciation expense	18	13
Amortization expense	7	8
Amortization of debt issuance costs	1	1
Fumigation related matters	1	3
Payments on fumigation related matters	(1)	—
Impairment of software and other related costs	2	—
Gain on sale of Merry Maids branches	—	(1)
Deferred income tax provision	—	1
Stock-based compensation expense	5	3
Other	3	—
Change in working capital, net of acquisitions:
Receivables	36	28
Inventories and other current assets	(4)	(7)
Accounts payable	(4)	5
Deferred revenue	15	16
Accrued liabilities	(16)	(16)
Accrued interest payable	3	(7)
Current income taxes	23	19
Net Cash Provided from Operating Activities from Continuing Operations	126	106
Cash Flows from Investing Activities from Continuing Operations:
Property additions	(18)	(17)
Sale of equipment and other assets	—	3
Business acquisitions, net of cash acquired	(11)	(2)
Purchases of available-for-sale securities	(3)	(2)
Sales and maturities of available-for-sale securities	—	2
Origination of notes receivable	(25)	(23)
Collections on notes receivable	26	24
Net Cash Used for Investing Activities from Continuing Operations	(31)	(15)
Cash Flows from Financing Activities from Continuing Operations:
Payments of debt	(14)	(19)
Repurchase of common stock	(51)	—
Issuance of common stock	5	2
Net Cash Used for Financing Activities from Continuing Operations	(60)	(17)
Cash Flows from Discontinued Operations:
Cash provided from operating activities	1	—
Net Cash Provided from Discontinued Operations	1	—
Effect of Exchange Rate Changes on Cash	—	1
Cash Increase During the Period	37	74
Cash and Cash Equivalents and Restricted Cash at End of Period	$423	$371

The following table presents reconciliations of net income to adjusted net income.

	Three Months Ended
	March 31,
(In millions)	2017	2016
Net Income	$39	$39
Amortization expense	7	8
Fumigation related matters	1	3
Restructuring charges	2	1
Gain on sale of Merry Maids branches	—	(1)
Impairment of software and other related costs	2	—
Income from discontinued operations, net of income taxes	(1)	—
Tax impact of adjustments	(5)	(3)
Adjusted Net Income	$46	$47
Weighted-average diluted common shares outstanding	136.0	137.8
Adjusted earnings per share	$0.34	$0.34

The following table presents reconciliations of net cash provided from operating activities from continuing operations to free cash flow.

	Three Months Ended
	March 31,
(In millions)	2017	2016
Net Cash Provided from Operating Activities from Continuing Operations	$126	$106
Property additions	(18)	(17)
Free Cash Flow	$109	$89

The following table presents reconciliations of net income to Adjusted EBITDA.

	Three Months Ended
	March 31,
(In millions)	2017	2016
Net income	$39	$39
Depreciation and amortization expense	25	21
Fumigation related matters	1	3
Non-cash stock-based compensation expense	5	3
Restructuring charges	2	1
Gain on sale of Merry Maids branches	—	(1)
Non-cash impairment of software and other related costs	2	—
Income from discontinued operations, net of income taxes	(1)	—
Provision for income taxes	24	23
Interest expense	37	38
Adjusted EBITDA	$134	$127

Terminix	$81	$94
American Home Shield	31	19
Franchise Services Group	21	18
Corporate	—	(4)
Adjusted EBITDA	$134	$127

Terminix Segment

 Revenue by service line is as follows:

	Three Months Ended
	March 31,
(In millions)	2017	2016	Growth		Acquired		Organic
Pest Control(1)	$202	$206	$(4)	(2)%	$3	1%	$(7)	(3)%
Termite and Other Services(2)	149	143	6	4%	1	1%	5	3%
Other	14	15	(1)	(7)%	—	—%	(1)	(7)%
Total revenue	$365	$364	$1	—%	$4	1%	$(3)	(1)%

(1)

For the three months ended March 31, 2017, organic pest control revenue decreased three percent, which was significantly impacted by a  $6 million organic revenue decline associated with Alterra. Excluding Alterra, organic pest control revenue decreased $1 million, or less than one percent.

(2)	Termite renewal revenue comprised 53 percent and 57 percent of total revenue from Termite and Other Services for the first-quarter of 2017 and 2016, respectively.

American Home Shield Segment

The table below presents selected operating metrics related to renewable customer counts and customer retention.

	As of March 31,
	2017(1)	2016
Growth in Home Warranties	15%	7%
Customer Retention Rate	76%	75%

(1)

As of March 31, 2017, excluding the OneGuard and Landmark accounts acquired on June 27, 2016 and November 30, 2016, respectively, the growth in home warranties was 7 percent, and, excluding all OneGuard and Landmark accounts, the customer retention rate for our American Home Shield segment was 75 percent.

Franchise Services Group Segment

Revenue by service line is as follows:

	Three Months Ended		% of
	March 31,		Revenue
(In millions)	2017	2016	2017
Royalty Fees	$31	$28	64%
Company-Owned Merry Maids Branches	—	4	—
Janitorial National Accounts	11	10	22
Sales of Products	3	3	6
Other	4	3	8
Total revenue	$50	$49	100%